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                                    FORM 8-K

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                         ------------------------------
                         DATE OF REPORT: August 11, 1998

                         ------------------------------
                           FIRST MERCHANTS CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                         -------------------------------
        INDIANA                      0-17071                   35-1544218
(State of Incorporation)          (SEC File No.)          (IRS Employer ID. No.)

                             200 East Jackson Street
                                  P.O. Box 792
                              Muncie, IN 47305-2814
                    (Address of Principal Executive Offices)

                                 (765) 747-1500
                         (Registrant's Telephone Number)

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Items 1-4.   Not Applicable.

Item 5.      OTHER EVENTS.

     On August 11, 1998, the Board of Directors of First Merchants Corporation declared a three-for-two split of its shares of outstanding common stock. Shareholders of record on October 16, 1998, are entitled to participate in the stock split. The date of delivery for shares to be issued pursuant to the stock split is October 23, 1998.

     Fractional shares will not be issued in connection with the stock split. In lieu of issuing fractional shares, the Company shall pay each shareholder otherwise entitled to a fractional share an amount in cash equal to the fraction of the average of the highest "bid" and the lowest "offered" quotations for a share on the October 16, 1998 record date, as reported by the National Association of Securities Dealers Automated Quotations System, multiplied by two-thirds (2/3) to adjust for the stock split.

Item 6.      Not Applicable.

Item 7.      Financial Statements and Exhibits.

             (a)   Not Applicable.

             (b)   Not Applicable.

             (c)   (99) Press Release dated August 14, 1998.

Item 8.      Not Applicable.

Item 9.      Not Applicable.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     DATE:  August 19, 1998

                           FIRST MERCHANTS CORPORATION


                              /S/ Larry R. Helms
                              ------------------------------------------
                              Larry R. Helms
                              Senior Vice President

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                                  EXHIBIT INDEX

         (99) Press Release dated August 14, 1998.